Exhibit 99.1

Sight Sciences Secures Order on Post-Trial Motions That Preserves the Jury’s Verdict and Awards Monetary Damages to Sight Sciences Against Alcon and its Hydrus® Microstent

Court preserves jury’s finding of willful infringement by Alcon, and awards past damages to Sight Sciences in excess of $34 million and ongoing royalties through November 2028

MENLO PARK, Calif. – March 30, 2026 - (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT) (Sight Sciences or the Company), an eyecare technology company focused on developing and commercializing innovative, interventional technologies intended to transform care and improve patients’ lives, today announced that the U.S. District Court for the District of Delaware (the Court) issued an order on post-trial motions in Sight Sciences’ patent infringement case against Alcon Inc., Alcon Vision, LLC, Alcon Research, LLC, and Ivantis, Inc. (collectively, Alcon) originally filed on September 16, 2021, that preserved the jury’s verdict of willful infringement. Sight Sciences asserted that Alcon’s sale of the Hydrus® Microstent (Hydrus) infringed three Sight Sciences patents.

The Court’s order was entered on March 27, 2026. The order (i) did not disturb the jury’s verdict that Alcon willfully infringed all three of Sight Sciences’ asserted patents and (ii) awarded monetary damages of $34 million, plus supplemental damages and interest, for past infringement, plus an ongoing royalty of 10% of Hydrus revenue through November 10, 2028, the date of expiration of Sight Sciences’ last asserted patent. A final judgment is expected to be entered by the Court in the coming months after supplemental damages and pre-judgment interest have been calculated. The Court’s final judgment is subject to appeal by Alcon.

Judgment Overview

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The patents at issue were U.S. Patent Nos. 8,287,482, 9,370,443, and 11,389,328
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The past monetary damages are comprised of $5.5 million in lost profits and $28.5 million in royalty damages for Hydrus sales for the period commencing from its commercial launch through the jury verdict, plus pre-judgment and post-judgment interest and supplemental damages for Hydrus sales during the period between the jury’s verdict and the Court’s entry of the final judgment, in amounts to be determined after Alcon produces supplemental financial data.
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The final judgement, if upheld, would entitle Sight Sciences to ongoing royalties at a rate of 10% of revenue for each Hydrus sold for the period after entry of the final judgment through the expiration of the last asserted patent, which is set to expire on November 10, 2028.
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The final judgment is subject to appeal, and may be affected by ex parte reexamination proceedings filed by Alcon in front of the U.S. Patent and Trademark Office (USPTO).
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Cooley LLP represented Sight Sciences in the litigation.

“We are pleased with the results of the ruling and the recognition of our strong intellectual property portfolio in interventional glaucoma. Since 2006, Sight Sciences has been committed to elevating the standard of glaucoma care by pioneering and developing the field of circumferential microinvasive glaucoma surgery,” said Paul Badawi, Co-Founder and Chief Executive Officer of Sight Sciences. “We believe safeguarding our intellectual property, which includes both microinvasive glaucoma implants as well as microcatheter-based canaloplasty devices, is critical. It allows us to continue investing in our pipeline of additional interventional innovations with the goal of further elevating the standard of care on behalf of our surgeon customers and their glaucoma patients.”

The Company expects to record a $5.4 million success fee to operating expenses, payable to Cooley LLP. The Company expects to exclude this success fee in the amounts reported under non-GAAP adjusted operating expenses.

About Sight Sciences

Sight Sciences is an eyecare technology company focused on developing and commercializing innovative and interventional solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System and OMNI® Edge Surgical System are implant-free, minimally invasive glaucoma surgery technologies indicated in the United States to reduce intraocular pressure in adult patients with primary open-angle glaucoma. The OMNI Surgical System is CE Marked for the catheterization and transluminal viscodilation of Schlemm’s canal and cutting of the trabecular meshwork to reduce intraocular pressure in adult patients with open-angle glaucoma. Glaucoma is the world’s leading cause of irreversible blindness. The SION® Surgical System is a bladeless, manually operated device used in ophthalmic surgical procedures to excise trabecular meshwork. The Company’s TearCare® System is 510(k) cleared in the United States for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland disease (MGD), enabling clearance of gland obstructions by physicians to address the leading cause of dry eye disease. Visit www.sightsciences.com for more information.

Sight Sciences, the Sight Sciences logo, TearCare, and SmartLids are trademarks of Sight Sciences registered in the United States. OMNI and SION are trademarks of Sight Sciences registered in the United States, European Union and other territories.

Hydrus® is a registered trademark of Alcon Vision LLC.

© 2026 Sight Sciences. All rights reserved.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements herein include, without limitation, statements concerning the timing, scope, and ultimate entry of the Court’s final judgment; the duration of the ongoing royalty period; supplemental damages and pre-judgment interest calculations; the fact the final judgment is subject to appeal; the timing of the Court’s final judgment after supplemental damages and pre-judgment interest have been calculated based on financial data provided by Alcon; payment by Alcon of go-forward royalties; the date of expiration of the Company’s last asserted patent and accompanying expiration of Alcon’s royalty obligations; potential appeals or other post-judgment proceedings, and the possible impact of the ongoing ex parte reexamination petitions filed by Alcon on the final judgment; safeguarding of our intellectual property; our continued investment in our pipeline of additional interventional innovations with the goal of further elevating the standard of care on behalf of our surgeon customers and their glaucoma patients; and the Company’s anticipated payment of the Cooley success fee, and related accounting treatment. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although management believes these forward-looking statements are based upon reasonable assumptions at the time they are made, management cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements. Some of the risks and uncertainties that may cause actual results to materially differ from those expressed or implied by these forward-looking statements are discussed under the caption “Risk Factors” in the Company’s filings with the SEC, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. Sight Sciences undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

Media contact:

pr@SightSciences.com